Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3



Name of Fund:
Goldman Sachs Tactical Tilt Overlay Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:
CIBC World Markets Corp.; Credit Suisse
Securities (USA) LLC; Fifth Third Securities,
Inc.; Goldman Sachs & Co. LLC; Mizuho
Securities USA LLC; Morgan Stanley & Co.
LLC; MUFG Securities Americas Inc.; Natixis
Securities Americas LLC; Scotia Capital (USA)
Inc.; SMBC Nikko Securities America, Inc.; TD
Securities USA LLC
Name of Issuer:
ENERGY TRANSFER EQUITY
Title of Security:
ENERGY TRANSFER EQUITY, L.P. 4.25% 15
MAR 2023-22
Date of First Offering:
10/03/17
Dollar Amount Purchased:
1,350,000
Number of Shares or Par Value of Bonds Purchased:
1,350,000
Price Per Unit:
100.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Tactical Tilt Overlay Fund
Name of Underwriter or Dealer Purchased From:
Citigroup Global Markets Inc.
Names of Underwriting Syndicate Members:
Barclays Capital Inc.; BNP Paribas Securities
Corp.; Citigroup Global Markets Inc.; Credit
Agricole Securities (USA) Inc.; Credit Suisse
Securities (USA) LLC; DNB Markets Inc.;
Goldman Sachs & Co. LLC; Merrill Lynch,
Pierce, Fenner & Smith, Inc.; Morgan Stanley &
Co. LLC; Standard Chartered Bank; Wells Fargo
Securities, LLC
Name of Issuer:
TRANSOCEAN INC
Title of Security:
TRANSOCEAN INC. 7.5% 15 JAN 2026-21
144A
Date of First Offering:
10/04/17
Dollar Amount Purchased:
1,150,000
Number of Shares or Par Value of Bonds Purchased:
1,150,000
Price Per Unit:
100.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:
Allen & Company LLC; Barclays Capital Inc.;
Canaccord Genuity Inc.; Goldman Sachs & Co.
LLC; JMP Securities LLC; Morgan Stanley & Co.
LLC; Stifel, Nicolaus & Company, Inc.
Name of Issuer:
MongoDB Inc
Title of Security:
MONGODB, INC.
Date of First Offering:
10/19/17
Dollar Amount Purchased:
344,040
Number of Shares or Par Value of Bonds Purchased:
14,335
Price Per Unit:
24.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Small/Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:
Allen & Company LLC; Barclays Capital Inc.;
Canaccord Genuity Inc.; Goldman Sachs & Co.
LLC; JMP Securities LLC; Morgan Stanley & Co.
LLC; Stifel, Nicolaus & Company, Inc.
Name of Issuer:
MongoDB Inc
Title of Security:
MONGODB, INC.
Date of First Offering:
10/19/17
Dollar Amount Purchased:
6,000
Number of Shares or Par Value of Bonds Purchased:
250
Price Per Unit:
24.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:
Goldman Sachs (Asia) L.L.C.; Cathay Securities
Corporation Co., Ltd.; Citigroup Global Markets
Inc.; CLSA Limited; Cowen and Company, LLC;
Credit Suisse Securities (USA) LLC; DBS Bank
Ltd.; Morgan Stanley & Co. International plc;
Nomura Securities International, Inc.; Piper
Jaffray & Co.; PT Mandiri Sekuritas; Stifel,
Nicolaus & Company, Inc.; Tudor, Pickering, Holt
& Co. Securities, Inc.; Viet Capital Securities
Joint Stock Company
Name of Issuer:
Sea Ltd
Title of Security:
SEA LIMITED-ADR
Date of First Offering:
10/20/17
Dollar Amount Purchased:
5,357,640
Number of Shares or Par Value of Bonds Purchased:
357,176
Price Per Unit:
15.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:
Goldman Sachs (Asia) L.L.C.; Cathay Securities
Corporation Co., Ltd.; Citigroup Global Markets
Inc.; CLSA Limited; Cowen and Company, LLC;
Credit Suisse Securities (USA) LLC; DBS Bank
Ltd.; Morgan Stanley & Co. International plc;
Nomura Securities International, Inc.; Piper
Jaffray & Co.; PT Mandiri Sekuritas; Stifel,
Nicolaus & Company, Inc.; Tudor, Pickering, Holt
& Co. Securities, Inc.; Viet Capital Securities
Joint Stock Company
Name of Issuer:
Sea Ltd
Title of Security:
SEA LIMITED-ADR
Date of First Offering:
10/20/17
Dollar Amount Purchased:
4,851,060
Number of Shares or Par Value of Bonds Purchased:
323,404
Price Per Unit:
15.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Technology Opportunities Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:
Goldman Sachs (Asia) L.L.C.; Cathay Securities
Corporation Co., Ltd.; Citigroup Global Markets
Inc.; CLSA Limited; Cowen and Company, LLC;
Credit Suisse Securities (USA) LLC; DBS Bank
Ltd.; Morgan Stanley & Co. International plc;
Nomura Securities International, Inc.; Piper
Jaffray & Co.; PT Mandiri Sekuritas; Stifel,
Nicolaus & Company, Inc.; Tudor, Pickering, Holt
& Co. Securities, Inc.; Viet Capital Securities
Joint Stock Company
Name of Issuer:
Sea Ltd
Title of Security:
SEA LIMITED-ADR
Date of First Offering:
10/20/17
Dollar Amount Purchased:
949,725
Number of Shares or Par Value of Bonds Purchased:
63,315
Price Per Unit:
15.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From:
Merrill Lynch, Pierce, Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:
Goldman Sachs & Co. LLC; J.P. Morgan
Securities LLC; Merrill Lynch, Pierce, Fenner &
Smith, Inc.; Morgan Stanley & Co. LLC; UBS
Securities LLC
Name of Issuer:
FIRST REPUBLIC BANK
Title of Security:
FIRST REPUBLIC BANK
Date of First Offering:
10/24/17
Dollar Amount Purchased:
6,254,833
Number of Shares or Par Value of Bonds Purchased:
64,284
Price Per Unit:
97.30
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:
Merrill Lynch, Pierce, Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:
Citigroup Global Markets Inc.; Goldman Sachs &
Co. LLC; Guggenheim Securities, LLC; Jefferies
LLC; KKR Capital Markets Holdings L.P.;
Macquarie Capital (USA) Inc.; Merrill Lynch,
Pierce, Fenner & Smith, Inc.; Mizuho Securities
USA LLC; Morgan Stanley & Co. LLC; UBS
Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:
National Vision Holdings Inc
Title of Security:
NATIONAL VISION HOLDINGS, INC.
Date of First Offering:
10/26/17
Dollar Amount Purchased:
1,263,878
Number of Shares or Par Value of Bonds Purchased:
57,449
Price Per Unit:
22.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter or Dealer Purchased From:
Merrill Lynch, Pierce, Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:
Citigroup Global Markets Inc.; Goldman Sachs &
Co. LLC; Guggenheim Securities, LLC; Jefferies
LLC; KKR Capital Markets Holdings L.P.;
Macquarie Capital (USA) Inc.; Merrill Lynch,
Pierce, Fenner & Smith, Inc.; Mizuho Securities
USA LLC; Morgan Stanley & Co. LLC; UBS
Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:
National Vision Holdings Inc
Title of Security:
NATIONAL VISION HOLDINGS, INC.
Date of First Offering:
10/26/17
Dollar Amount Purchased:
426,272
Number of Shares or Par Value of Bonds Purchased:
19,376
Price Per Unit:
22.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Tactical Tilt Overlay Fund
Name of Underwriter or Dealer Purchased From:
Wells Fargo Securities, LLC
Names of Underwriting Syndicate Members:
BMO Capital Markets Corp.; Citigroup Global
Markets Inc.; Deutsche Bank Securities Inc.; Fifth
Third Securities, Inc.; Goldman Sachs & Co.
LLC; J.P. Morgan Securities LLC; MUFG
Securities Americas Inc.; PNC Capital Markets
LLC; SMBC Nikko Securities Inc.; TD Securities
USA LLC; U.S. Bancorp Investments, Inc.; Wells
Fargo Securities, LLC
Name of Issuer:
QEP RESOURCES INC
Title of Security:
QEP RESOURCES INC 5.625% 01 MAR 2026-
25
Date of First Offering:
11/06/17
Dollar Amount Purchased:
2,300,000
Number of Shares or Par Value of Bonds Purchased:
2,300,000
Price Per Unit:
100.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Tactical Tilt Overlay Fund
Name of Underwriter or Dealer Purchased From:
Credit Suisse Securities (USA) LLC
Names of Underwriting Syndicate Members:
BB&T Securities, LLC; BMO Capital Markets
Corp.; CIBC World Markets Corp.; Citigroup
Global Markets Inc.; Credit Agricole Securities
(USA) Inc.; Credit Suisse Securities (USA) LLC;
Goldman Sachs & Co. LLC; Merrill Lynch,
Pierce, Fenner & Smith, Inc.; MUFG Securities
Americas Inc.; Natixis Securities Americas LLC;
PNC Capital Markets LLC; Regions Bank; Scotia
Capital (USA) Inc.; Wells Fargo Securities, LLC
Name of Issuer:
ENDEAVOR ENERGY RESOURCE
Title of Security:
ENDEAVOR ENERGY RESOURCE 5.75% 30
JAN 2028-23 144A
Date of First Offering:
11/28/17
Dollar Amount Purchased:
1,750,000
Number of Shares or Par Value of Bonds Purchased:
1,750,000
Price Per Unit:
100.00
Resolution Approved:
Approved at the February 15, 2018 Board
Meeting.*


Name of Fund:
Goldman Sachs Small/Mid Cap Value Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:
Citigroup Global Markets Inc.; Evercore Group,
L.L.C.; Goldman Sachs & Co. LLC; Houlihan
Lokey, Inc.; J.P. Morgan Securities LLC; Morgan
Stanley & Co. LLC; Piper Jaffray & Co.;
SunTrust Robinson Humphrey, Inc.; Tudor,
Pickering, Holt & Co. Securities, Inc.; Wells
Fargo Securities, LLC
Name of Issuer:
Liberty Oilfield Services Inc
Title of Security:
LIBERTY OILFIELD SERVICES INC.
Date of First Offering:
1/12/18
Dollar Amount Purchased:
109,514
Number of Shares or Par Value of Bonds Purchased:
6,442
Price Per Unit:
17.00
Resolution Approved:
Expected to be approved at the June 13-14, 2018
Board Meeting.**


Name of Fund:
Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:
Credit Suisse Securities (USA) LLC
Names of Underwriting Syndicate Members:
Banco Santander, S.A.; BBVA Securities Inc.;
BNP Paribas Securities Corp.; Credit Agricole
Securities (USA) Inc.; Credit Suisse Securities
(USA) LLC; Goldman Sachs & Co. LLC; HSBC
Securities (USA) Inc.; Merrill Lynch, Pierce,
Fenner & Smith, Inc.; Morgan Stanley & Co.
LLC; Natixis Securities Americas LLC;
Raiffeisen Bank International AG; UBS Securities
LLC; UniCredit Capital Markets LLC
Name of Issuer:
Hudson Ltd
Title of Security:
HUDSON LTD
Date of First Offering:
2/01/18
Dollar Amount Purchased:
16,278,250
Number of Shares or Par Value of Bonds Purchased:
856,750
Price Per Unit:
19.00
Resolution Approved:
Expected to be approved at the June 13-14, 2018
Board Meeting.**


Name of Fund:
Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From:
Credit Suisse Securities (USA) LLC
Names of Underwriting Syndicate Members:
Banco Santander, S.A.; BBVA Securities Inc.;
BNP Paribas Securities Corp.; Credit Agricole
Securities (USA) Inc.; Credit Suisse Securities
(USA) LLC; Goldman Sachs & Co. LLC; HSBC
Securities (USA) Inc.; Merrill Lynch, Pierce,
Fenner & Smith, Inc.; Morgan Stanley & Co.
LLC; Natixis Securities Americas LLC;
Raiffeisen Bank International AG; UBS Securities
LLC; UniCredit Capital Markets LLC
Name of Issuer:
Hudson Ltd
Title of Security:
HUDSON LTD
Date of First Offering:
2/01/18
Dollar Amount Purchased:
5,944,929
Number of Shares or Par Value of Bonds Purchased:
312,891
Price Per Unit:
19.00
Resolution Approved:
Expected to be approved at the June 13-14, 2018
Board Meeting.**


Name of Fund:
Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter or Dealer Purchased From:
Credit Suisse Securities (USA) LLC
Names of Underwriting Syndicate Members:
Banco Santander, S.A.; BBVA Securities Inc.;
BNP Paribas Securities Corp.; Credit Agricole
Securities (USA) Inc.; Credit Suisse Securities
(USA) LLC; Goldman Sachs & Co. LLC; HSBC
Securities (USA) Inc.; Merrill Lynch, Pierce,
Fenner & Smith, Inc.; Morgan Stanley & Co.
LLC; Natixis Securities Americas LLC;
Raiffeisen Bank International AG; UBS Securities
LLC; UniCredit Capital Markets LLC
Name of Issuer:
Hudson Ltd
Title of Security:
HUDSON LTD
Date of First Offering:
2/01/18
Dollar Amount Purchased:
5,532,762
Number of Shares or Par Value of Bonds Purchased:
291,198
Price Per Unit:
19.00
Resolution Approved:
Expected to be approved at the June 13-14, 2018
Board Meeting.**


Name of Fund:
Goldman Sachs Tactical Tilt Overlay Fund
Name of Underwriter or Dealer Purchased From:
J.P. Morgan Securities LLC
Names of Underwriting Syndicate Members:
ABN AMRO Securities (USA) LLC; BBVA
Securities Inc.; BMO Capital Markets Corp.; BOK
Financial Securities, Inc.; CIBC World Markets
Corp.; Citigroup Global Markets Inc.; Comerica
Securities, Inc.; Credit Suisse Securities (USA)
LLC; Fifth Third Securities, Inc.; Goldman Sachs
& Co. LLC; The Huntington Investment
Company; J.P. Morgan Securities LLC; Merrill
Lynch, Pierce, Fenner & Smith, Inc.; PNC Capital
Markets LLC; Samuel A. Ramirez & Company,
Inc.; U.S. Bancorp Investments, Inc.; Wells Fargo
Securities, LLC
Name of Issuer:
INDIGO NATURAL RES LLC
Title of Security:
INDIGO NATURAL RESOURCE 6.875% 15
FEB 2026-21 144A
Date of First Offering:
2/01/18
Dollar Amount Purchased:
1,100,000
Number of Shares or Par Value of Bonds Purchased:
1,100,000
Price Per Unit:
100.00
Resolution Approved:
Expected to be approved at the June 13-14, 2018
Board Meeting.**


Name of Fund:
Goldman Sachs Tactical Tilt Overlay Fund
Name of Underwriter or Dealer Purchased From:
J.P. Morgan Securities LLC
Names of Underwriting Syndicate Members:
BMO Capital Markets Corp.; Goldman Sachs &
Co. LLC; J.P. Morgan Securities LLC; Merrill
Lynch, Pierce, Fenner & Smith, Inc.; Natixis
Securities Americas LLC; RBC Capital Markets,
LLC; Wells Fargo Securities, LLC
Name of Issuer:
HALCON RESOURCES CORP
Title of Security:
HALCON RESOURCES CORPORA 6.75% 15
FEB 2025-20 144A
Date of First Offering:
2/07/18
Dollar Amount Purchased:
175,100
Number of Shares or Par Value of Bonds Purchased:
170,000
Price Per Unit:
103.00
Resolution Approved:
Expected to be approved at the June 13-14, 2018
Board Meeting.**

*	Resolution adopted at the Meeting of the Board of Trustees on
February 15, 2018.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended December 31, 2017 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the "Trusts") on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman
Sachs & Co. LLC or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

*	Resolution expected to be adopted at the Meeting of the Board of
Trustees on June 13-14, 2018.

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended March 31, 2018 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the "Trusts") on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs & Co. LLC or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").